Electronic Articles of Incorporation
For

P17000025060
FILED
March 16, 2017
Sec. Of State
tscott

TROPTIONS CORPORATION

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

TROPTIONS CORPORATION

Article II

The principal place of business address:

1011 ADAMS STREET
WEST PALM BEACH, FL. UN 33407

The mailing address of the corporation is:

1011 ADAMS STREET
WEST PALM BEACH, FL. UN 33407

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

92233700000

Article V

The name and Florida street address of the registered agent is:

GARLAND E HARRIS
1011 ADAMS STREET
WEST PALM BEACH, FL. 33407

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: GARLAND E. HARRIS

P17000025060
FILED
March 16, 2017
Sec. Of State
tscott

Article VI

The name and address of the incorporator is:

GARLAND E. HARRIS
1011 ADAMS STREET

WEST PALM BEACH FL 33407

Electronic Signature of Incorporator: GARLAND E. HARRIS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P,D
GARLAND E HARRIS
1011 ADAMS STREET
WEST PALM BEACH, FL. 33407 UN

Title: S
GARLAND E HARRIS
1011 ADAMS STREET
WEST PALM BEACH, FL. 33407 UN

Article VIII

The effective date for this corporation shall be:

03/15/2017